Exhibit 99.2

INVESTOR PRESENTATION JANUARY 2021 Alerus

1 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 pandemic, including its effects on the economic environment, our clients and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; our ability to successfully manage credit risk and maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the future implementation of the new Current Expected Credit Loss Standard; business and economic conditions generally and in the financial services industry, nationally and within our market areas; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry; our ability to successfully manage liquidity risk; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes; interest rate risks associated with our business; fluctuations in the values of the securities held in our securities portfolio; governmental monetary, trade and fiscal policies; severe weather, natural disasters, widespread disease or pandemics, such as the COVID-19 global pandemic, acts of war or terrorism or other adverse external events; any material weaknesses in our internal control over financial reporting; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative rates; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Non-GAAP Financial Measures This presentation includes certain ratios and amounts that do not conform to U.S. Generally Accepted Accounting Principles, or GAAP. Management uses certain non-GAAP financial measures to evaluate financial performance and business trends from period to period and believes that disclosure of these non-GAAP financial measures will help investors, rating agencies and analysts evaluate the financial performance and condition of Alerus Financial Corporation. This presentation includes a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent. Miscellaneous Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of Alerus Financial Corporation after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and we have not independently verified such information. DISCLAIMERS

2 COVID-19 RESPONSE

COVID-19 RESPONSE SUMMARY

PROACTIVELY RESPONDING WITH AGILITY AND SUPPORT

LEADING DURING THE PANDEMIC CRISIS	▪ Activated Business Continuity Planning team and Pandemic Policy; frequent meetings with key leadership teams ▪ Response guided by safety of employees and clients; being a good corporate citizen; and encouraging digital use ▪ Benefit of past crisis experience; 1997 historic Flood and Fire in Grand Forks, ND
TAKING CARE OF EMPLOYEES	▪ Early adoption and continuation of self-quarantine recommendations and restricting non-essential business travel ▪ 82% of staff transitioned to working remote in 1 week; 85% remain working remote ▪ Established On-Site Pay for staff in offices; introduced Relief Pay for office closures or daycare/school closures ▪ Frequent all employee virtual calls hosted by C*Suite; 75% of staff attends live; completed 21 in 2020
LEVERAGING INFRASTRUCTURE INVESTMENTS	▪ Built integrated access between client documents and CRM, allowing team to quickly access client information ▪ Robotic Process Automation: continue to add robots to automate operational processes ▪ Leveraged DocuSign to develop pre-filled, dynamic Paycheck Protection Program Forgiveness Application ▪ Simplified client experience, moving various loan, wealth management, and investment documents to DocuSign
INCREASED DIGITAL ENGAGEMENT	▪ Built upon holistic financial picture for consumer clients by integrating wealth management and brokerage accounts held with Alerus into My Alerus, simplifying the online account experience down to one login ▪ Moved all retirement statements and confirmations to electronic format as the default, further driving online engagement
SERVING IN THE BEST INTEREST OF CLIENTS	▪ Paycheck Protection Program: helped over 1,632 new and existing clients secure ~ $364 million in funding relief ▪ Ongoing virtual webinars to provide guidance and help clients with their financial issues on various topics ▪ Waived fees on loan extensions, loan payment deferrals, or early CD withdrawals due to COVID-19 related hardship ▪ Proactively helping participants navigate retirement distributions or other lending options
THE NEW NORMAL	▪ Continue to encourage virtual business; reopening approach is guided by market conditions ▪ **ND:** lobbies closed in mid-March, open by appointment only in early June, lobbies reopened in mid-June, markets were never subject to stay at home order and markets are widely open for business ▪ **MN:** lobbies closed in mid-March, drive-ups remained open, stay at home order lifted in mid-May, open by appointment only in August, continued progress of state's four-phased approach to businesses reopening ▪ **AZ:** lobbies closed in mid-March, drive-up remained open, open by appointment only in September

3

ALERUS

4 PAYMENT DEFERRALS, MATURITY EXTENSIONS, AND PAYMENT MODIFICATIONS COVID-19 RELIEF PROGRAMS December 31, 2020 Loan Group Number Of Loans Granted Deferral ($ in 000’s) Still on Initial Deferral ($ in 000’s) Second Deferral ($ in 000's) Returned to Normal ($ in 000’s) Consumer 174 $ 2,420 $ 125 $ 26 $ 2,269 Residential Real Estate Serviced 62 26,939 2,145 8,423 16,371 Residential Real Estate Non-serviced 77 10,550 —— 10,550 Commercial Real Estate 79 80,763 650 — 80,113 Commercial & Industrial 185 32,899 760 — 32,138 Total 577 $ 153,571 $ 3,680 $ 8,449 $ 141,441 Consumer 1% Residential Real Estate Serviced 87% Residential Real Estate Non- serviced 0% Commercial Real Estate 6% Commercial & Industrial 6%

5 Retail Trade 20% Professional, Scientific, and Technical Services 13% Construction 12% Manufacturing 10% Wholesale Trade 5% Health Care and Social Assistance 8% Other Services (except Public Administration) 5% Administrative and Support and Waste Management and Remediation Services 3% Transportation and Warehousing 3% Accommodation and Food Services 3% Other 18% SBA PAYCHECK PROTECTION PROGRAM (PPP) COVID-19 RELIEF PROGRAMS As of 12/31/2020. We had $83.6 million of PPP loans forgiven or repaid as of December 31, 2020. Loan Amount Group # of Loans $ Originated (in 000’s) $150M or less 1,157 $ 49,361 $150M to $2MM 449 235,616 $2MM+ 26 78,624 Total 1,632 $ 363,601 INDUSTRY BREAKDOWN OF PPP LOANS MADE TO BORROWERS THROUGH 12/31/2020 SECURED SBA FINANCING FOR 1,632 LOANS FOR APPROXIMATELY $364MM

6 6.9% 7.1% 7.5% 11.1% 9.2% 8.2% 8.3% 8.9% 12.9% 13.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 2016 2017 2018 2019 2020 Tier 1 Leverage Tier 1 Capital 12.3% 12.2% 12.9% 16.7% 16.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 2016 2017 2018 2019 2020 STRONG CAPITAL AND SOURCES OF LIQUIDITY TANGIBLE COMMON EQUITY/TANGIBLE ASSETS TIER 1 CAPITAL/TIER 1 LEVERAGE RATIOS PRIMARY AND SECONDARY SOURCES OF LIQUIDITY TOTAL RISK BASED CAPITAL Basel III Regulatory Capital Minimum to be considered well capitalized Cash and cash equivalents $172,962 Unencumbered securities 431,513 FHLB borrowing availability 631,680 Brokered CD capacity 602,754 Fed funds lines 102,000 Total as of 12/31/2020 $1,940,909 Tier 1 Capital Leverage Excluding PPP, Tangible Common Equity/Tangible Assets at December 31, 2020 was 10.19% Basel III Regulatory Capital Minimum to be considered well capitalized 5.4% 6.0% 6.9% 10.4% 9.3% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2016 2017 2018 2019 2020

7 1.14% 1.05% 1.30% 1.39% 1.73% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2016 2017 2018 2019 2020 0.47% 0.30% 0.33% 0.33% 0.17% 0.00% 0.20% 0.40% 0.60% 0.80% 2016 2017 2018 2019 2020 ASSET QUALITY AND RESERVE LEVELS OVERVIEW NPAS / ASSETS (%) RESERVES / LOANS (%) RESERVES / NPLS (%) .. Solid asset quality .. Strong reserve levels .. Proactive approach to classification of assets and management of loan problems Excluding PPP loans, NPAs/Assets as of December 31, 2020 was 0.19% Excluding PPP loans, Reserves/Loans as of December 31, 2020 was 2.00% 205% 282% 318% 306% 678% 0.00% 100.00% 200.00% 300.00% 400.00% 500.00% 600.00% 700.00% 800.00% 2016 2017 2018 2019 2020

8 BY OUTSTANDING BALANCES WELL DIVERSIFIED LOAN PORTFOLIO As of 12/31/2020. 1-4 Residential 1st 21% 1-4 Residential Construction 1% 1-4 Residential Jr Lien 2% HELOC 5% RE Loans to be Sold 6% C&I 18% PPP 13% Loans to Public Entities 0% Other Loans 0% Ag Production 2% Other CRE 12% Owner Occupied CRE 10% Ag Land 1% Multifamily 4% Retail Indirect 2% Other Consumer 1% RE Construction 2%

9 BY TOTAL COMMITMENT INCLUDING UNFUNDED COMMITMENT WELL DIVERSIFIED LOAN PORTFOLIO As of 12/31/2020. 1-4 Residential 1st 17% 1-4 Residential Construction 1% 1-4 Residential Jr Lien 1% HELOC 10% RE Loans to be Sold 5% C&I 25% PPP 10% Loans to Public Entities 0% Other Loans 0% Ag Production 2% Other CRE 10% Owner Occupied CRE 8% Ag Land 1% Multifamily 3% Retail Indirect 2% Other Consumer 2% RE Construction 3%

10 2020 HIGHLIGHTS

2020 FINANCIAL HIGHLIGHTS

INCOME STATEMENT

(dollars and shares in thousands, except per share data)	Three months ended December 2020	Three months ended September 2020	Three months ended December 2019	Year ended December 2020	Year ended December 2019
Net Interest Income	$ 23,153	$ 21,765	$ 18,459	$ 83,846	$ 74,551
Provision for Loan Losses	1,400	3,500	1,797	10,900	7,312
Net Interest Income After Provision for Loan Losses	21,753	18,265	16,662	72,946	67,239
Noninterest Income	38,696	45,256	29,556	149,371	114,194
Noninterest Expense	47,125	40,214	36,435	163,799	142,537
Income Before Income Taxes	13,324	23,307	9,783	58,518	38,896
Income Tax Expense	3,144	5,648	2,131	13,843	9,356
Net Income	$ 10,180	$ 17,659	$ 7,652	$ 44,675	$ 29,540
Per Common Share Data					
Earnings Per Common Share – Diluted	$ 0.57	$ 0.99	$ 0.43	$ 2.52	$ 1.91
Diluted Average Common Shares Outstanding	17,450	17,453	17,397	17,438	15,093
Performance Ratios					
Return on Average Total Assets	1.34%	2.42%	1.33%	1.61%	1.34%
Return on Average Tangible Common Equity[1]	15.13%	26.67%	13.78%	17.74%	17.46%
Noninterest Income as a % of Revenue	62.57%	67.53%	61.56%	64.05%	60.50%
Net Interest Margin (Tax-Equivalent)[1][2]	3.23%	3.17%	3.45%	3.22%	3.65%
Efficiency Ratio[1]	74.44%	58.42%	73.68%	68.40%	73.22%

1 – Represents a non-GAAP Financial measure. See "Non-GAAP Disclosure Reconciliation."

2 – Net interest margin (tax-equivalent) excluding PPP loans for three months ended and the year ended December 31, 2020 was 3.03% and 3.16%, respectively.

11

ALERUS

12 STRONG CORE FUNDING MIX .. Commercial transaction accounts totaled $1.1 billion and increased 35.5% YTD. Consumer transaction accounts totaled $644.2 million and increased 20.2% .. Synergistic deposits, including HSA deposits and those sourced through retirement plans and participants, totaled $595.6 million, with a cost of 0.40% .. CD portfolio is primarily 6 month flex CD with over 50% held by clients for 10+ years .. Stable deposit relationships with 22 year average tenure on 10 largest depositors As of December 31, 2020, core deposits totaled $2.6 billion or 97.5% of our total deposits OVERVIEW AS OF DECEMBER 31, 2020 DECEMBER 31, 2020 DEPOSIT FUNDING ($2,572MM) LOW COST OF FUNDS Data YTD as of 12/31/2020. 0.38% 0.53% 0.51% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% Cost of Total Deposits Cost of Interest Bearing Deposits Total Cost of Funds 2017 2018 2019 2020 Non-Interest Bearing Deposits 29.3% Money Market & Savings Deposits 38.5% Interest Bearing Demand Deposits 19.2% Time Deposits 8.1% HSA Deposits 4.9%

13 0.44% 0.65% 0.97% 0.51% 1.00% 1.83% 2.16% 0.45% 3.74% 3.84% 3.65% 3.22% 4.63% 4.81% 4.97% 4.35% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2017 2018 2019 2020 NET INTEREST MARGIN (NIM) Source: Alerus Financial Corporation; Federal Reserve Note: Net interest margin (FTE) is a non-GAAP financial measure; See “Non-GAAP Disclosure Reconciliation” in the Appendix to this presentation Loan Yield Net Interest Margin (fully-taxable equivalent “FTE”) Average Effective Fed Funds Rate Cost of Funds

NIM AND LOAN FLOORS

VARIABLE RATE FLOORS BY INDEX

$ in Millions Index	In the Money	Out of the Money	No Floor	Total	Total %
Prime	$ 254	$ 24	$ 15	$ 293	40.0%
1 Month LIBOR	8	2	161	171	23.4%
12 Month LIBOR	–	75	117	192	26.3%
FHLB 5 Year	26	8	12	46	6.3%
Other	24	–	5	29	4.0%
Total	$ 312	$ 109	$ 310	$ 731	100.0%
Percent of Total	42.7%	14.9%	42.4%	100.0%	

VARIABLE RATE FLOORS

$ in Millions	Balance	% of Total Balance	Cumulative % of Total Balance
No Floors	$ 310	42.4%	42.4%
Floors Reached	311	42.5%	84.9%
0-50 bps to reach floor	103	14.1%	99.0%
>50bps to reach floor	7	1.0%	100.0%
Total	$ 731	100.0%	

NET INTEREST MARGIN ROLL FORWARD

	NIM[1]	Average Earning Assets
3Q 2020	**3.17%**	**2,744,759,465**
Increased Asset Yields	0.05%	
Asset Balance/Mix	-0.07%	
Deposit Balance/Mix	0.00%	
Lower Deposit Rate	0.07%	
Other Borrowings	0.01%	
4Q 2020	**3.23%**	**2,869,766,519**

1 – NIM excluding PPP for the three months ended December 31, 2020 was 3.03%

COMMENTS

- Quarter over quarter highlights:
  - Increased asset yields driven by increased loan yields of 10bps
  - Excluding PPP loans C&I yield would have been down 11bps
  - Investment portfolio increased $97 million during the quarter as we put money back to work
  - The duration was 4.37 at 12/31 compared to 4.43 at 9/30
  - Lower investment yield of 14bps
  - Tax equivalent YTW is 1.29 at 12/31 compared to 1.47 at 9/30
  - Lower yields offset by increased earning assets of $125 million

14

ALERUS

15 A BIG COMPANY MODEL WITH SMALL COMPANY EXECUTION OUR DIVERSE BUSINESS LINES Revenue data LTM as of 12/31/2020. TRUSTED ADVISOR BANKING WEALTH MANAGEMENT • Residential mortgage lending • Purchasing or refinancing • Residential construction lending • Home equity/second mortgages • Advisory services • Trust and fiduciary services • Investment management • Insurance planning • Financial planning • Education planning • Retirement plan administration • Retirement plan investment advisory • ESOP fiduciary services • Payroll administration services • HSA/FSA/HRA administration • COBRA BUSINESS BANKING • Commercial and commercial real estate lending • Agriculture lending • Treasury management • Deposit services CONSUMER BANKING • Deposit products and services • Consumer lending • Private banking MORTGAGE RETIREMENT AND BENEFITS 26% of Revenue 26% of Revenue 8% of Revenue 40% of Revenue

16 $29,366 $27,812 $31,905 $34,200 340,000 345,000 350,000 355,000 360,000 365,000 370,000 375,000 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2017 2018 2019 2020 AUA/AUM Participants $20,413 $26,902 $28,404 $25,720 $62,390 $63,316 $63,811 $60,956 $0 $20,000 $40,000 $60,000 $80,000 2017 2018 2019 2020 Net Income Revenue RETIREMENT AND BENEFITS OVERVIEW-6,500 PLANS- NATIONAL FOOTPRINT ASSETS UNDER ADMINISTRATION/MANAGEMENT PROFIT MARGIN REVENUE MIX MARKET SENSITIVE REVENUE: 42% 1 1 Net Income before Tax and Indirect Allocations. .. RETIREMENT - Provide recordkeeping and administration services to qualified retirement plans .. ADVISORY SERVICES - Provide investment fiduciary services to retirement plans .. HEALTH AND WELFARE - Provide HSA, FSA, COBRA recordkeeping and administration services to employers .. ESOP - Provide trustee, recordkeeping and administration to employee stock ownership plans .. PAYROLL - Provide payroll and HRIS services for employers .. ONE ALERUS SYNERGIES • IRA rollovers $117.7 million YTD 12/31/2020 • Deposits - HSA deposits, 401(k) Money Market Funds, Emergency Savings, Terminated Participants • Managed accounts ($ in Millions) ($000s) Asset Based Retirement 32% Trust, Custody & Advisory 10% Record Keeping 19% Administration 11% Health & Welfare 7% Payroll Servicing 3% ESOP 6% Other 12%

17 $6,370 $8,138 $8,314 $9,162 $14,010 $14,962 $15,502 $17,451 $0 $6,000 $12,000 $18,000 2017 2018 2019 2020 Net Income Revenue WEALTH MANAGEMENT SERVICES OVERVIEW OF SERVICES ASSETS UNDER ADMINISTRATION/MANAGEMENT PROFIT MARGIN REVENUE MIX 1 Net Income before Tax and Indirect Allocations. .. ADVISORY AND PLANNING SERVICES • Retirement Planning, Tax Planning, Insurance Planning, Wealth Transfer Planning and Business Transition Planning .. ASSET MANAGEMENT • Personalized SMA strategies, Tax Management and Global Perspective .. FIDUCIARY SERVICES • IRA, Agency and Personal Trust .. ONE ALERUS SYNERGIES • IRA rollovers • 401(k) managed accounts 1 ($ in Millions) ($000s) $2,702 $2,627 $3,103 $3,339 $0 $1,000 $2,000 $3,000 2017 2018 2019 2020 Asset Management 84% Brokerage 10% Insurance & Advisory 6%

18 $237.5 $213.5 $393.1 $462.0 $564.0 $23.8 $15.0 $38.6 $49.6 $43.2 $261.3 $228.5 $431.7 $511.6 $607.2 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Sale Portfolio MORTGAGE BANKING OVERVIEW OF SERVICES MORTGAGE ORIGINATIONS GAIN ON SALE MARGIN ($000s) REVENUE SUMMARY .. 1st and 2nd mortgage product offerings through centralized mortgage operations in Minnesota .. Our Twin Cities originators averaged $42+ million in annual volume over the last three years .. YTD 5,948 loans closed, approximately 45% purchase originations, with approximately 89% sourced from the Twin Cities MSA .. Year ended 92.9% pull through on secondary market .. ONE ALERUS SYNERGIES • Through enhanced technology, digital applications exceed 80%. Paperless environment eliminated nearly 200,000+ pages printed on a monthly basis • As of December 31, 2020, residential real estate first mortgages excluding construction mortgages totaled $449 million 2.7% 3.2% 3.3% 3.6% 3.5% 2.0% 3.0% 4.0% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 1 Net Income before Tax and Indirect Allocations. ($000s) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Origination and Sale $ 7,017 $ 5,926 $ 11,516 $ 16,289 $ 19,071 Fair Value Changes (951) (881) 6,030 5,980 (2,290) Total $ 6,066 $ 5,045 $ 17,546 $ 22,269 $ 16,781 Net income (1) $ 426 $ (126) $ 10,056 $ 13,113 $ 4,367 Profit Margin 6.6% (2.4%) 55.6% 57.3% 25.0%

19 LOAN PORTFOLIO AND CREDIT QUALITY

20 SUMMARY BY INDUSTRY TYPE TOTAL COMMITMENT COMMERCIAL & INDUSTRIAL1 1 – Commercial and industrial loans includes C & I, Loans to Public Entities, and Other Loans. It Excludes PPP and Ag Production loans “Other” includes to the following industries (1) Nonclassifiable establishments, (2) Management of Companies and Enterprises, (3) Administrative and Support and Waste Management and Remediation Services, (4) Accommodation and Food Services, (5) Educational Services, (6) Other Services (except Public Administration), (7) Information, (8) Arts, Entertainment, and Recreation, (9) Agriculture Forestry, Fishing, and Hunting, (10) Public Administration), (11) Mining Quarrying, and Oil and Gas Extraction, and (12) Utilities “Other Retail Trade” includes to the following sub-industries within Retail Trade: (1) Miscellaneous Store Retailers, (2) Furniture and Home Furnishings Stores, (3) Sporting Goods, Hobby, Musical Instrument, and Book Stores, (4) Clothing and Clothing Accessories Stores, and (5) General Merchandise Stores Transportation and Warehousing 3% Health Care and Social Assistance 6% Professional, Scientific and Technical Services 7% Manufacturing 9% Real Estate and Rental and Leasing 10% Wholesale Trade 11% Construction 14% Finance and Insurance 14% Other 11% Motor Vehicle and Parts Dealers 8% Food and Beverage Stores 2% Electronics and Appliance Stores 2% Heath and Personal Care Services 1% Gasoline Stations 0% Building Material and Garden Equipment and Supplies Dealers 1% Nonstore Retailers 1% Other Retail Trade 0% Retail Trade 15%

21 Serviced 46% 1-4 1st Non-Serviced 4% 1-4 Family Jr Liens 4% 1-4 Family Revolving 29% 1-4 Family Construction 3% Held for Sale 14% LOANS SECURED BY REAL ESTATE TOTAL COMMITMENT COMMERCIAL REAL ESTATE1 1 – Loans secured by commercial real estate include Multifamily loans, Ag land, Other CRE, Owner Occupied CRE, and Ag production Portfolio Avg FICO Avg LTV Serviced 754 67% Non-Serviced 779 38% Junior 757 70% HELOC 794 66% TOTAL COMMITMENT RESIDENTIAL REAL ESTATE Office 15% Retail 18% Warehouse 17% Manufacturing 1% Residential Development 1% Commercial Development 0% Mixed Residential/Commercial 1% Mixed Commercial 6% Apartments 16% Hotel 1% Medical Or Nursing Facilities 8% Commercial/Land Development 14% Ag Land 2%

22 Impacted industries, 8% All Other Loans, 92% COMMERCIAL AND INDUSTRIAL AND COMMERCIAL REAL ESTATE INDUSTRIES DIRECTLY IMPACTED BY COVID-19 As of 12/31/2020. C&I Total Commitment ($ in 000's) % of Total Accommodation and Food Services $ 8,756 0.61% Arts, Entertainment, and Recreation 3,689 0.26% Oil and Gas 584 0.04% Other Retail Trade 3,120 0.22% Total $ 16,149 1.13% CRE Total Commitment ($ in 000's) % of Total Retail $ 121,283 8.51% Medical or Nursing Facilities 50,763 3.56% Hotel 5,869 0.41% Total $ 177,915 12.49%

23 LINE OF CREDIT UTILIZATION C&I AND HOME EQUITY LINES OF CREDIT 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% - 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 C&I Funded Unfunded Funded% 0% 10% 20% 30% 40% 50% 60% - 50,000 100,000 150,000 200,000 250,000 300,000 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Home Equity Lines of Credit Funded Unfunded Funded%

24 CHANGES IN THE ALLL BY PORTFOLIO SEGMENT ALLOWANCE FOR LOAN LOSSES Year ended December 31, 2020 (dollars in thousands) Beginning Balance Provision for Loan Losses Loan Charge-offs Loan Recoveries Ending Balance Commercial Commercial and industrial $ 12,270 $ (2,168) $ (4,249) $ 4,352 $ 10,205 Real estate construction 303 355 —— 658 Commercial real estate 6,688 8,185 (865) 97 14,105 Total commercial 19,261 6,372 (5,114) 4,449 24,968 Consumer Residential real estate first mortgage 1,448 4,321 — 5 5,774 Residential real estate junior lien 671 507 (12) 207 1,373 Other revolving and installment 352 514 (242) 129 753 Total consumer 2,471 5,342 (254) 341 7,900 Unallocated 2,192 (814) —— 1,378 Total $ 23,924 $ 10,900 $ (5,368) $ 4,790 $ 34,246

25 ALLOCATION BY PORTFOLIO SEGMENT ALLOWANCE FOR LOAN LOSSES December 31, 2020 December 31, 2019 (dollars in thousands) Allocated Allowance Percentage of loans to total loans Allocated Allowance Percentage of loans to total loans Commercial and industrial $ 10,205 35.1% $ 12,270 27.8% Real estate construction 658 2.2% 303 1.5% Commercial real estate 14,105 28.4% 6,688 28.8% Residential real estate first mortgage 5,774 23.4% 1,448 26.6% Residential real estate junior lien 1,373 7.2% 671 10.3% Other revolving and installment 753 3.7% 352 5.0% Unallocated 1,378 —% 2,192 —% Total loans $ 34,246 100.0% $ 23,924 100.0%

26 Risk Level Total Loans Unguaranteed Balance Reserve Amount Reserve / Unguaranteed Loans Reserve/Total Loans Pass $ 1,912,644 $ 1,649,499 $ 27,238 1.65% 1.42% Special Mention 21,388 15,006 639 4.26% 2.99% Substandard 36,813 32,832 3,786 11.53% 10.28% Total Loans Evaluated Collectively 1,970,845 1,697,337 31,663 1.87% 1.61% Total Loans Evaluated Individually 8,530 8,222 1,205 14.66% 14.13% Unallocated –– 1,378 –– Total $ 1,979,375 $ 1,705,559 $ 34,246 2.01% 1.73% ALLOCATION BY RISK SEGMENT ($ IN 000’S) ALLOWANCE FOR LOAN LOSSES As of 12/31/2020.

27 APPENDIX

28 Retirement and Benefit Revenue 26.1% Wealth Management Revenue 7.5% Mortgage Revenue 26.4% Banking Fees 4.0% Net Interest Income 36.0% FOR THE TWELVE MONTHS ENDED DEC. 31, 2020 Noninterest income: $149.4 million Net interest income: $83.8 million $26.1 $29.4 $27.8 $31.9 $34.2 2016 2017 2018 2019 2020 OUR MISSION .. To always act in the best interest of our clients by providing innovative and comprehensive financial solutions that are delivered through a relationship-oriented single point of contact and supported by client-friendly technology. COMPANY PROFILE Data as of 12/31/2020. DIVERSIFIED REVENUE STREAM ASSET GROWTH (IN BILLIONS) $2.1 $2.1 $2.2 $2.4 $3.0 2016 2017 2018 2019 2020 Banking Assets Retirement and Benefit Services AUA/AUM Wealth Management AUA/AUM $2.3 $2.7 $2.6 $3.1 $3.3 2016 2017 2018 2019 2020 NONINTEREST INCOME AS A % OF REVENUE: 64% DIVERSIFIED FINANCIAL SERVICES COMPANY .. $3.0 billion Banking assets .. $34.2 billion Retirement and Benefits AUA/AUM .. $3.3 billion Wealth Management AUA/AUM .. $1.8 billion in Mortgage Originations ALERUS BUSINESS LINES .. Banking .. Retirement and Benefits .. Wealth Management .. Mortgage

29 FRANCHISE FOOTPRINT FULL-SERVICE BANKING OFFICES* Alerus offers banking, retirement and benefits, mortgage and wealth management services at all full-service banking offices .. Grand Forks, ND: 3 full-service banking offices .. Fargo, ND: 3 full-service banking offices .. Twin Cities, MN: 6 full-service banking offices .. Phoenix, AZ: 2 full-service banking offices RETIREMENT AND BENEFITS SERVICES OFFICES* .. 1 retirement and benefits office in Minnesota .. 1 retirement and benefits office in Michigan .. 1 retirement and benefits office in Colorado .. Serve clients in all 50 states through retirement plan services * Exited 6 offices across footprint in last three months DIVERSIFIED CLIENT BASE .. 48,200 consumers .. 10,400 businesses .. 7,500 employer-sponsored retirement plans Data as of 12/31/2020. .. 373,100 employer-sponsored retirement plan participants .. 59,900 health savings account participants .. 46,700 flexible spending account/health reimbursement arrangement participants

30 ONE ALERUS REINVENTION OF PROCESSES We have aligned processes, policies, and procedures throughout all departments to enhance client experience and improve our Company's efficiency Our expectation is this initiative will continue to improve our scalability and operating costs TAILORED ADVICE We strive to provide each client with a primary point of contact —a trusted advisor— who deals with individual needs and integrates other department’s expertise when necessary SYNERGISTIC GROWTH We have formalized our National Market which has grown synergistic deposits to $595.6 million as of December 31, 2020. One Alerus synergies gained with the addition of $1.8 billion in mortgage originations as of December 31, 2020 TECHNOLOGY INVESTMENT We have proactively invested in technology to further our goal to effectively integrate all departments and business lines These investments allow for digital and proactive engagement with clients DIVERSIFIED SERVICES We are able to offer comprehensive product and service packages to our clients including banking, mortgage, wealth management, retirement benefits and payroll administration ONE ALERUS STRATEGY One Alerus enables us to bring all of our product and service offerings to clients in a cohesive and seamless manner. We believe the One Alerus initiative will enable us to achieve future organic growth by leveraging our existing client base and help us continue to provide strong returns to our stockholders ONE ALERUS

31 SKILLED ADVISORS AND FINANCIAL GUIDES .. Team is organized around consumer or business; focuses on holistic needs of clients; depth and breadth of Alerus service offering .. Proprietary Financial Fitness Playbook delivers consistency and augments Financial Workout technology .. Clients expect and value guidance from their advisor, supported by seamless technology EMPOWERING CLIENTS WITH RESPONSIVE TECHNOLOGY .. Omni-Channel Seamless experience via desktop and mobile .. Leading Account Aggregation Holistic view of entire financial life .. Single Sign On Remove friction in being an Alerus client .. Financial Wellness Score Your most current financial data is used to create easy, intuitive workouts IMPROVING CLIENTS’ FINANCIAL WELLBEING THROUGH PEOPLE + TECHNOLOGY THE PATH TO FINANCIAL CONFIDENCE WORKOUTS COMPLETED BY CLIENTS SINCE LAUNCH

32 .. Diversified client base consists of 48,200 consumers, 10,400 businesses and over 373,100 employer-sponsored retirement plan participants .. Harness product synergies unavailable to traditional banking organizations .. Capitalize on strategic opportunities to grow in our existing markets or new markets .. Acquisition targets include banks and nationwide fee income companies with complementary business models, cultural similarities, synergy and growth opportunities .. Recruit top talent to accelerate growth in our existing markets or jumpstart our entrance into new markets .. Market disruption caused by M&A activity provides lift-out opportunities .. Proactively position ourselves as an acquirer and employer of choice .. Invested in one of the leading marketing automation technologies .. Provide secure and reliable technology that meets evolving client expectations .. Integrate our full product and service offerings through our fast-follower strategy .. Collaborative leadership team focused on growing organically by deepening relationships with existing clients through our expansive services .. Maintain relationship-driven business model while engaging and attracting new clients digitally and diversifying the composition of our business model KEY STRATEGIC INITIATIVES GROWING THE ALERUS FRANCHISE LEVERAGE OUR EXISTING CLIENT BASE EXECUTE STRATEGIC ACQUISITIONS PURSUE TALENT ACQUISITION ENHANCE BRAND AWARENESS STRENGTHEN AND BUILD INFRASTRUCTURE ORGANIC GROWTH “ONE ALERUS”

OFFICERS AND DIRECTORS

OUR MOTIVATED, DEDICATED, AND ENERGETIC LEADERS KEEP US ON THE RIGHT PATH

SENIOR EXECUTIVE TEAM



KATIE LORENSON
Executive Vice President and
Chief Financial Officer
4 years with Alerus



ANN MCCONN
Executive Vice President and
Chief Shared Services Officer
19 years with Alerus



RYAN GOLDBERG
Executive Vice President and
Chief Revenue Officer
1 year with Alerus



KARIN TAYLOR
Executive Vice President and
Chief Risk Officer
3 years with Alerus



RANDY NEWMAN
Chairman, President, and
Chief Executive Officer
40 years with Alerus

BOARD OF DIRECTORS



KEVIN LEMKE
Since 1994
President
Virtual Systems, Inc.
Grand Forks, ND



KAREN BOHN
Since 1999
President, Galeo Group, LLC
Former Chief Administrative Officer
Piper Jaffray Co.
Edina, MN



LLOYD CASE
Since 2005
Past President and CEO
Forum Communications Co.
Director, Forum Communications
Fargo, ND



SALLY SMITH
Since 2007
Former President and CEO
Buffalo Wild Wings, Inc.
Minneapolis, MN



GALEN VETTER
Since 2013
Former Global CFO, Franklin Templeton Investments; Former Partner-in-Charge, Upper Midwest Region, RSM
Minneapolis, MN



DAN COUGHLIN
Since 2016
Former MD & Co-Head – Fin'l Services Inv. Banking, Raymond James; Former Chairman & CEO, Howe Barnes Hoefer & Arnett
Chicago, IL



MICHAEL MATHEWS
Since 2019
CIO, Deluxe Corporation
Former SVP – Technology and Enterprise Programs, UnitedHealth Group
Minneapolis, MN

33

ALERUS

34 41.8% 30.6% 4.4% 23.2% North Dakota Minnesota Arizona National STRONG GROWTH MARKETS AND STABLE CORE FUNDING MARKET DISTRIBUTION DEPOSITS ($2,572) LOANS ($1,979)(1) ARB ASSETS UNDER ADMIN/MGMT. ($34,200) WM ASSETS UNDER ADMIN/MGMT. ($3,339) MORTGAGE ORIGINATIONS ($1,779) ($ IN MILLIONS) Data as of 12/31/2020. 1-Loans in our national market are participant loans not sourced directly through advisors located in one of our geographical markets. LEGEND 39.8% 48.4% 9.7% 2.1% 8.2% 89.3% 2.5% 72.7% 10.1% 2.3% 14.9% 9.2% 13.9% 0.1% 76.8%

FINANCIAL HIGHLIGHTS

($000s, except where otherwise noted)	Annual					16-'20
	2016	2017	2018	2019	2020	CAGR
Total Assets	$ 2,050,045	$ 2,136,081	$ 2,179,070	$ 2,356,878	$ 3,013,771	10.1%
Total Loans	1,366,952	1,574,474	1,701,850	1,721,279	1,979,375	9.7%
Total Deposits	1,785,209	1,834,962	1,775,096	1,971,316	2,571,993	9.6%
Tangible Common Equity[1]	108,193	125,154	147,152	240,008	274,043	26.2%
Net Income	$ 14,036	$ 15,001	$ 25,866	$ 29,540	$ 44,675	33.6%
ROAA (%)	0.72	0.75	1.21	1.34	1.61	
ROATCE (%)	15.81	18.04	21.02	17.46	17.74	
Net Interest Margin (FTE) (%)[1]	3.63	3.74	3.84	3.65	3.22	
Efficiency Ratio (FTE) (%)[1]	81.12	75.36	73.80	73.22	68.40	
Non-Int. Income / Op. Rev. (%)	62.54	60.36	57.73	60.50	64.05	
Earnings per common share - diluted	1.00	1.07	1.84	1.91	2.52	
Total Equity / Total Assets (%)	8.21	8.41	9.04	12.12	10.96	
Tang. Cmn. Equity / Tang. Assets (%)[1 2]	5.44	6.01	6.91	10.38	9.27	
Loans / Deposits (%)	76.57	85.80	95.87	87.32	76.96	
NPLs / Loans (%)[2]	0.56	0.37	0.41	0.45	0.26	
NPAs / Assets (%)[2]	0.47	0.30	0.33	0.33	0.17	
Allowance / NPLs (%)	205.03	282.04	318.45	305.66	678.14	
Allowance / Loans (%)[2]	1.14	1.05	1.30	1.39	1.73	
NCOs / Average Loans (%)[2]	0.16	0.16	0.18	0.33	0.03	

1 Represents a non-GAAP financial measure. See "Non-GAAP Disclosure Reconciliation" in the Appendix to this presentation.
2 Excluding PPP loans, the following ratios were TCE/TA 10.19% NPLs/Loans 0.30%, NPAs/Assets 0.19%, Allowance/Loans 2.00%, and NCOs/Average Loans 0.03%

35 ALERUS

NON-GAAP DISCLOSURE RECONCILIATION

($000s, except where otherwise noted)		Annual				
		2016	2017	2018	2019	2020
Tangible common equity to tangible assets						
Total common stockholders' equity	$	168,251 $	179,594 $	196,954 $	285,728 $	330,163
Less: Goodwill		27,329	27,329	27,329	27,329	30,201
Less: Other intangible assets		32,729	27,111	22,473	18,391	25,919
Tangible common equity (a)		108,193	125,154	147,152	240,008	274,043
Total assets		2,050,045	2,136,081	2,179,070	2,356,878	3,013,771
Less: Goodwill		27,329	27,329	27,329	27,329	30,201
Less: Other intangible assets		32,729	27,111	22,473	18,391	25,919
Tangible assets (b)		1,989,987	2,081,641	2,129,268	2,311,158	2,957,651
Tangible common equity to tangible assets (a)/(b)		5.44%	6.01%	6.91%	10.38%	9.27%
Tangible common equity per common share						
Total stockholders' equity	$	168,251 $	179,594 $	196,954 $	285,728 $	330,163
Less: Goodwill		27,329	27,329	27,329	27,329	30,201
Less: Other intangible assets		32,729	27,111	22,473	18,391	25,919
Tangible common equity (c)		108,193	125,154	147,152	240,008	274,043
Common shares outstanding (d)		13,534	13,699	13,775	17,050	17,125
Tangible common equity per common share (c)/(d)	$	7.99 $	9.14 $	10.68 $	14.08 $	16.00
Return on average tangible common equity						
Net income	$	14,036 $	15,001 $	25,866 $	29,540 $	44,675
Less: Preferred stock dividends		25	-	-	-	-
Add: Intangible amortization expense (net of tax)		4,553	3,655	3,664	3,224	3,129
Remeasurement due to tax reform		-	4,818	-	-	-
Net income, excluding intangible amortization (e)		18,564	23,474	29,530	32,764	47,804
Average total equity		168,039	176,779	187,341	231,084	310,208
Less: Average preferred stock		2,514	-	-	-	-
Less: Average goodwill		25,698	27,329	27,329	27,329	27,439
Less: Average other intangible assets (net of tax)		22,372	19,358	19,522	16,101	13,309
Average tangible common equity (f)		117,455	130,092	140,490	187,654	269,460
Return on average tangible common equity (e)/(f)		15.81%	18.04%	21.02%	17.46%	17.74%
Net interest margin (tax-equivalent)						
Net interest income	$	62,940 $	67,670 $	75,224 $	74,551 $	83,846
Tax equivalent adjustment		599	865	462	347	455
Tax equivalent net interest income (g)		63,539	68,535	75,686	74,898	84,301
Average earning assets (h)		1,750,104	1,833,002	1,970,004	2,052,758	2,618,427
Net interest margin (tax equivalent) (g)/(h)		3.63%	3.74%	3.84%	3.65%	3.22%
Efficiency Ratio						
Noninterest expense	$	143,792 $	134,920 $	136,325 $	142,537 $	163,799
Less: Intangible amortization expense		7,005	5,623	4,638	4,081	3,961
Adjusted noninterest expense (i)		136,787	129,297	131,687	138,456	159,838
Net interest income		62,940	67,670	75,224	74,551	83,846
Noninterest income		105,089	103,045	102,749	114,194	149,371
Tax equivalent adjustment		599	865	462	347	455
Total tax equivalent revenue (j)		168,628	171,580	178,435	189,092	233,672
Efficiency ratio (i)/(j)		81.12%	75.36%	73.80%	73.22%	68.40%

36

ALERUS